Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VELOCITY EXPRESS CORPORATION

Adopted in accordance with the provisions

of Section 242 and 228 of the General Corporation

Law of the State of Delaware

The undersigned, being the Chief Financial Officer of Velocity Express Corporation, a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”).

SECOND: The Amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and has been consented to in writing by stockholders of the Corporation in accordance with Section 228 of the DGCL.

THIRD: Section 4 of the Certificate of Designations, Rights and Preferences of Series N Convertible Preferred Stock set forth in the Certificate of Incorporation is hereby amended by adding the following new Section 4P:

4P. Beneficial Ownership Limitation. Any holder of Series N Preferred Stock may, upon delivering written notice to the Company, irrevocably elect to have all (but not some) of its Series N Preferred Stock to be governed by this Section 4P (each such holder being an “Electing Holder”). With respect to each Electing Holder, the Company shall not effect any conversion of its Series N Preferred Stock, and an Electing Holder shall not have the right to convert any portion of its Series N Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable notice of conversion, such Electing Holder (together with such holder’s Affiliates, and any other person or entity acting as a group together with such holder or any of such holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by an Electing Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series N Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock that are issuable upon (A) conversion of the remaining, unconverted Series N Preferred Stock beneficially owned by such Electing Holder and its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including the warrants originally issued in conjunction with the Series N Preferred Stock) beneficially owned by such Electing Holder and its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4P, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4P applies, the determination of whether the Series N Preferred Stock is convertible (in relation to other securities owned by such holder together with any Affiliates) and of how many shares of Series N Preferred Stock are convertible shall be in the sole discretion of such Electing Holder, and the submission of a notice of conversion shall be deemed to be such Electing Holder’s determination of whether the shares of Series N Preferred Stock may be converted (in relation to other securities owned by such Electing Holder together with any Affiliates) and how many shares of the Series N Preferred Stock are convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Electing Holder will be deemed to represent to the Company each time it delivers a notice of conversion that such notice of conversion has not violated the restrictions set forth in this Section 4P and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4P, in determining the number of outstanding shares of Common Stock, an Electing Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of an Electing Holder, the Company shall within two business days confirm orally and in writing to such Electing Holder the number of shares of Common Stock outstanding as of the most recent practicable date. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series N Preferred Stock, by such Electing Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series N Preferred Stock held by the applicable Electing Holder. The Beneficial Ownership Limitation provisions of this Section 4P may be waived by such holder, at the election of such Electing Holder, upon not less than 61 days’ prior written notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Series N Preferred Stock held by the applicable Electing Holder and the provisions of this Section 4P shall continue to apply. Upon such a change by an Electing Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived by such Electing Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4P to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to any successor to an Electing Holder.

FOURTH: Section 4 of the Certificate of Designations, Rights and Preferences of Series O Convertible Preferred Stock set forth in the Certificate of Incorporation is hereby amended by adding the following new Section 4P:

4P. Beneficial Ownership Limitation. Any holder of Series N Preferred Stock may, upon delivering written notice to the Company, irrevocably elect to have all (but not some) of its Series N Preferred Stock to be governed by this Section 4P (each such holder being an “Electing Holder”). With respect to each Electing Holder, the Company shall not effect any conversion of its Series N Preferred Stock, and an Electing Holder shall not have the right to convert any portion of its Series N Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable notice of conversion, such Electing Holder (together with such holder’s Affiliates, and any other person or entity acting as a group together with such holder or any of such holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by an Electing Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series N Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock that are issuable upon (A) conversion of the remaining, unconverted Series N Preferred Stock beneficially owned by such Electing Holder and its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including the warrants originally issued in conjunction with the Series N Preferred Stock) beneficially owned by such Electing Holder and its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4P, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4P applies, the determination of whether the Series N Preferred Stock is convertible (in relation to other securities owned by such holder together with any Affiliates) and of how many shares of Series N Preferred Stock are convertible shall be in the sole discretion of such Electing Holder, and the submission of a notice of conversion shall be deemed to be such Electing Holder’s determination of whether the shares of Series N Preferred Stock may be converted (in relation to other securities owned by such

Electing Holder together with any Affiliates) and how many shares of the Series N Preferred Stock are convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Electing Holder will be deemed to represent to the Company each time it delivers a notice of conversion that such notice of conversion has not violated the restrictions set forth in this Section 4P and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4P, in determining the number of outstanding shares of Common Stock, an Electing Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of an Electing Holder, the Company shall within two business days confirm orally and in writing to such Electing Holder the number of shares of Common Stock outstanding as of the most recent practicable date. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series N Preferred Stock, by such Electing Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series N Preferred Stock held by the applicable Electing Holder. The Beneficial Ownership Limitation provisions of this Section 4P may be waived by such holder, at the election of such Electing Holder, upon not less than 61 days’ prior written notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Series N Preferred Stock held by the applicable Electing Holder and the provisions of this Section 4P shall continue to apply. Upon such a change by an Electing Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived by such Electing Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4P to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to any successor to an Electing Holder.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 20th day of October, 2006.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer